Exhibit 99.8

BOSTON PRIVATE BANK & TRUST COMPANY

CONTINUING LETTER OF CREDIT AND SECURITY AGREEMENT

(Standby Letter of Credit)

As of June 15, 2004

Boston Private Bank & Trust Company
Ten Post Office Square	RE: Letter of Credit Number: BPB#385
Boston, Massachusetts 02109

Ladies and Gentlemen:

Boston Life Sciences, Inc., a Delaware corporation with a mailing address at 20 Newbury Street, Boston, MA 02116 (“Applicant”) hereby agrees with Boston Private Bank & Trust Company (“Bank”) as follows regarding the issuance of a letter of credit by Bank for the account of the Applicant all as described herein (the “Credit”):

1. Issuance of Credit. The Credit shall be issued by the Bank in accordance with the Applicant’s application, including any amendments thereto. As used in this Agreement, the term “Applicant” means any party signing the application for the Credit, whether as applicant or account party. The Credit shall be issued by the Bank subject to the terms and conditions of this Agreement.

2. Reimbursement Obligation. The Applicant agrees to pay to the Bank the amount required to pay each Draft (as defined below) in immediately available funds. In the case of each sight Draft, such amount shall be payable on demand or at Bank’s request in advance. In the case of each time Draft, such amount shall be payable on demand but in any event not later than the date of maturity of such Draft.

As used in this Agreement, the term “Draft” means all drafts, acceptances, instruments, advices or other demands for payment under the Credit, in the form required to be presented under the Credit.

3. Payment of Commissions, Interest and Costs. The Applicant agrees to pay to Bank on demand: (a) an issuance fee equal to three-quarters of one (.75%) percent of the face amount of the Credit (due upon closing), (b) interest at the applicable rate set forth below, (c) all reasonable and documented costs and expenses incurred by Bank in connection with the Credit or this Agreement, and (d) such amounts as may be necessary to compensate Bank for any increased cost attributable to the Credit resulting from any change in law or regulation or in the interpretation thereof regarding reserves, assessments, adequacy of capital or similar requirements. Bank’s determination of such increased cost and the allocable share attributable to the Credit shall be deemed correct in the absence of manifest error. The fees, commissions, interest, costs and expenses referred to above shall each constitute Obligations secured by the Collateral (as those terms are defined in Section 4). Bank may charge any deposit account of the Applicant with the Bank for the payment of the Applicant’s Obligations.

Boston Private Bank & Trust Company

If any amount due under this Agreement is not paid on the date when due or on demand, such amount shall thereafter bear interest at a fluctuating rate equal to 5% per annum above the Base Rate. As used in this Agreement, “Base Rate” means the rate of interest announced by the Bank at its headquarters in Boston from time to time as its “Base Rate,” which rate is a reference rate and not necessarily the lowest rate of interest charged by the Bank to its customers. Each change in the Base Rate shall be reflected in a corresponding change in the fluctuating rate payable pursuant to this Agreement. Interest shall be calculated on the basis of the actual number of days elapsed and a year of 360 days.

4. Bank’s Security Interest. As security for the payment and performance of all obligations of the Applicant to the Bank under this Agreement or any other agreement or instrument, whether now existing or hereafter arising, absolute or contingent, due or to become due in connection with the Credit (the “Obligations”), the Applicant grants to Bank a security interest in (a) Investment Management Account No. 755A3071 (the “Account”) pledged to Bank by Applicant pursuant to a certain Security Agreement (Pledged Collateral) of even date (the “Pledge Agreement”), and (b) all investment property, securities, security entitlements, financial assets and related rights with respect to the Account and all cash and non-cash proceeds thereof (the “Collateral”).

5. Applicant’s Obligations Regarding Collateral. The Applicant agrees to maintain in the Account cash, cash equivalents and/or investment grade (S & P rated BBB and Moody’s Baa or better) bonds sufficient to provide coverage at all times equal to or greater than the stated amount of the Credit (as then in effect) applied to the Bank’s standard margin value for cash, cash equivalents or bonds as follows:

Cash – one hundred (100%) percent;

U.S. Treasury Obligations less than or equal to five (5) years –ninety-five (95%) percent;

U.S. Treasury Obligations greater than five (5) years – ninety (90%) percent;

Investment Grade Bonds – eighty (80%) percent.

6. Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

(a) Default in the payment or performance of any Obligation, or the occurrence of a default under any agreement between Applicant and Bank relating to the Credit and the expiration of any applicable grace or cure period.

(b) Termination of existence of the Applicant; the insolvency of the Applicant or its failure generally to pay its debts as they become due; appointment of a receiver of any part of the property of the Applicant or an assignment for the benefit of (or composition with) the creditors of the Applicant; the filing of a petition in bankruptcy by or against the Applicant or the commencement of any proceedings by or against the Applicant under any insolvency or other laws relating to the relief of debtors; the taking of any action by the Applicant to authorize any of the foregoing, or the calling of any meeting of creditors of the Applicant for any of the foregoing purposes; or the occurrence of any of the foregoing acts or events by, against or with regard to any maker, endorser or guarantor of any Obligation.

Boston Private Bank & Trust Company

(c) The issuance of a temporary restraining order, injunction or other order of any court or other body affecting the time or manner of payment of any Draft or the promulgation of any law, rule or regulation having a similar effect.

(d) The sale of all, substantially all or any substantial part of the assets of the Applicant or any maker, endorser or guarantor of any Obligation of the Applicant to Bank.

(e) The Applicant’s failure to maintain sufficient collateral in the Account pursuant to Section 5 hereof.

Upon the occurrence of an Event of Default and the expiration of ten (10) days following receipt of written notice of such default without cure, except for failure to repay the amount of any Draft on demand for which no grace period shall apply, all of the Obligations shall (unless Bank otherwise elects) become immediately due and payable without demand, presentment or notice, notwithstanding the Credit or time allowed in any instrument evidencing an Obligation or otherwise.

7. Bank’s Rights and Remedies. Upon the occurrence of an Event of Default, Bank shall have the rights and remedies of a secured party under the uniform commercial code as enacted in Massachusetts (“UCC”) and as otherwise provided in the Pledge Agreement. Bank shall be under no obligation to take any steps necessary to preserve rights in the Collateral against prior parties, but may do so at its option. Any deposits or other sums at any time credited by or due from the Bank to the Applicant shall at all times constitute Collateral for the Obligations. Bank shall apply the net proceeds of any disposition of Collateral to the Obligations in such order as it may determine. With respect to Obligations not yet due, including contingent Obligations, Bank may at its option hold Collateral (including any proceeds thereof) until all such Obligations have been paid in full, subject to the right of Applicant to reduce the amount of Collateral under the Pledge Agreement based upon reductions in the amount of the Credit.

8. Limitations on Bank’s Responsibility. Bank may accept or pay any Draft substantially complying with the terms of the Credit. The Applicant agrees that the user of Credit shall not be deemed an agent of the Bank. Bank shall not be responsible for: (a) any act or omission by the beneficiary of the Credit or any fraud, forgery or other defect not apparent on the face of documents accompanying any Draft, (b) failure of documents to accompany a Draft at negotiation or presentment (other than documents expressly required to be presented under the Credit), or (c) any act, event or circumstance for which the Bank would not be liable under the UCP, as defined in Section 11.

The happening of any of the acts or events referred to above shall not impair the Bank’s rights and powers hereunder or the Applicant’s Obligations to the Bank, and neither Bank nor its correspondents shall be liable to Applicant for any act or omission unless in bad faith or resulting from Bank’s gross negligence. The Applicant will promptly examine its copy of the Credit and any amendments thereto and all Drafts and documents from time to time delivered to it by Bank and will promptly notify Bank of any claim of noncompliance with the Applicant’s instructions or other irregularity. In the event the Applicant fails to promptly notify Bank of such noncompliance or irregularity, the Applicant shall be deemed to have waived any claim or defense that would otherwise be available to it as a result thereof. In no event shall the Bank be liable to the Applicant for any special or consequential damages.

Boston Private Bank & Trust Company

9. Applicant’s Agreement to Indemnify Bank and its correspondents. Applicant agrees to indemnify Bank and its correspondents and hold it harmless from any loss, cost (including reasonable and documented legal fees and costs) or damage it may suffer as a result of: (i) any failure of the Applicant to comply with the terms of this Agreement, (ii) obligations and responsibilities imposed by foreign laws and customs for which the Applicant is liable to indemnify the Bank and its correspondents under the UCP, or (iii) Bank’s dishonor of a draft or demand at the Applicant’s request or pursuant to an injunction. Notwithstanding, the Applicant shall not be responsible for any loss, cost or damage arising from Bank’s gross negligence or willful misconduct.

10. Successors and Assigns. This Agreement shall be binding upon and benefit the Applicant and its successors and assigns, and shall be binding upon and benefit the Bank and its successors and assigns. Bank and its correspondents may receive, accept or pay as complying with the terms of the Credit any Drafts or documents signed by or issued to any successor to the party in whose name the Credit provides that Drafts should be drawn or documents issued, including any legal representative of such person, provided that Bank receives evidence of such succession. In the event that the Applicant hereunder is different from the account party on the Credit, the Applicant and such account party shall be jointly and severally liable hereunder as to all amounts due hereunder with respect to the Credit.

11. Applicable Law. The Credit shall be subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500, and any subsequent revisions thereof (“UCP”), except as the Bank and the Applicant may otherwise agree. This Agreement shall be governed by the laws of Massachusetts, and the Applicant hereby submits to the jurisdiction of the state and federal courts of such state with respect to any suit arising out of this Agreement or the Credit. Notice to or service of process on the Applicant may be made by certified mail, return receipt requested or recognized overnight courier to its address listed in this Agreement, in the application for the Credit or at the latest address appearing in the Bank’s records with a copy to Ropes & Gray, One International Place, Boston, MA 02110, Attn: Steven A. Wilcox, Esq.

12. Records and Information. In consideration of the Credit, the Applicant shall furnish the Bank within one hundred twenty (120) days of year end, a balance sheet, income statement and statement of cash flows reflecting its financial condition at the end of each such fiscal year and the results of its operations during each such fiscal year. Each statement shall be audited by an independent certified public accountant acceptable to the Bank. The Applicant shall also furnish the Bank quarterly, within forty-five (45) days of quarter end, a management prepared balance sheet, income statement and statement of cash flows reflecting its financial condition and the results of its operations during each such quarter. The Applicant’s compliance with the reporting requirements of Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934, as amended, and its filing of such required reports on the Securities and Exchange Commission’s EDGAR system shall constitute compliance with the above-referenced financial reporting obligations.

13. Miscellaneous. This Agreement represents the entire understanding between the Bank and the Applicant with regard to the Credit, and its provisions may not be modified, waived or amended except by a writing signed by the Applicant and the Bank. This Agreement is executed as an instrument under seal.

14. Jury Trial Wavier. THE APPLICANT WAIVES ANY RIGHT TO TRIAL BY JURY THE MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT OR THE PLEDGE AGREEMENT. THE APPLICANT

Boston Private Bank & Trust Company

AND THE BANK HEREBY KNOWINGLY AND VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR THE PLEDGE AGREEMENT. THE APPLICANT HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE APPLICANT ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO PROVIDE THE CREDIT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS PARAGRAPH.

Very truly yours,

BOSTON LIFE SCIENCES, INC.

By:	/S/ MARC LANSER

President

ACCEPTED AND AGREED TO:

BOSTON PRIVATE BANK & TRUST COMPANY

By:	/S/ ILLEGIBLE